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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

     Date of Report (Date of earliest event reported): December 1, 2004

                              LANNETT COMPANY, INC.
             (Exact Name of Registrant as Specified in Its Charter)

Delaware                                 0-9036               23-0787-699
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State or other Jurisdiction              Commission           I.R.S. Employer
of Incorporation or Organization         File Number          Identification No.

                     9000 State Road, Philadelphia, PA 19136
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               Address of Principal Executive Offices and Zip Code

       Registrant's telephone number, including area code: (215) 333-9000

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         (Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 1, 2004, the Lannett Company, Inc. (the "Company") entered into a Separation Agreement and General Release with Larry Dalesandro, its chief financial officer. The Separation Agreement and General Release addresses the terms and conditions of Mr. Dalesandro's resignation as our chief financial officer effective December 1, 2004 for personal reasons and his provision of services to the Company thereafter.

Under the Separation Agreement and General Release, the Company will pay Mr. Dalesandro an amount equal to his current base salary for a period of eighteen
(18) months after the termination date, will pay his premium for insurance coverage pursuant to COBRA if he elects such coverage, and will reimburse him for other medical expenses he may incur that would have been covered under the Company's existing medical plan had he been employed by the Company as an executive at that time. Additionally, Mr. Dalesandro shall be entitled to receive a pro-rated annual cash bonus for the current fiscal year calculated as if all base targets and base goals have been achieved, and all outstanding stock options awarded to Mr. Dalesandro prior to his termination of employment have become 100% vested upon the termination of his employment.

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During the eighteen (18) month severance period, Mr. Dalesandro is free to accept other employment but may not induce any customer of the Company to terminate its business with the Company or solicit any customer of the Company in connection with any products being offered for sale by the Company or in its research and development pipeline as the date of the termination of Mr. Dalesandro's employment. Furthermore, during the eighteen (18) month severance period, Mr. Dalesandro shall not solicit any executive or agent of the Company for employment or induce any such person to terminate his or her employment or association of the Company. Mr. Dalesandro has agreed to a general release of all claims he has nor may have against the Company and to customary restrictions on his use of Company proprietary information following his resignation.

Pursuant to the Separation Agreement and General Release, Mr. Dalesandro has agreed, for no additional consideration, to assist in the transition of the chief financial officer duties to the Company's new interim chief financial officer between the effective date of his resignation and the balance of the Company's current fiscal year and, to the extent that it does not interfere with any future employment, be available for consultation in connection with the preparation of financial statements throughout the balance of the Company's current fiscal year.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

A.    Departure of Chief Financial Officer

Effective December 1, 2004, Larry Dalesandro, the chief financial officer of the Company, delivered his resignation. There were no disagreement with Mr. Dalesandro of the nature required to be disclosed pursuant to Item 5.02(a) of this Form 8-K. Item 1.01 above sets forth the description of the terms and conditions of Mr. Dalesandro's departure.

B.    Appointment of Interim Chief Financial Officer

Effective December 1, 2004, Michael Tuterice has been appointed and will assume the duties as the Company's interim chief financial officer. Mr. Tuterice has been the Company's Financing Reporting Manager. Previously, Mr. Tuterice was an Audit Supervisor with Grant Thornton.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   Exhibits

10.1 Separation Agreement and General Release dated December 1, 2004 between Lannett Company, Inc. and Larry Dalesandro

99.1  December 1, 2004 Press Release

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              LANNETT COMPANY, INC

                            By: /s/ Arthur Bedrosian
                                    President

Date:  December 2, 2004

                                  EXHIBIT INDEX

Exhibit:   Description:

10.1 Separation Agreement and General Release dated December 1, 2004 between Lannett Company, Inc. and Larry Dalesandro

99.1  December 1, 2004 Press Release

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